Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Alan Goodson, President of The India Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2012	/s/ Alan Goodson
Alan Goodson, President
(Principal Executive Officer) The India Fund, Inc.

I, Andrea Melia, Treasurer of the Registrant, certify that:

1.	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2012	/s/ Andrea Melia
Andrea Melia, Treasurer
(Principal Financial Officer) The India Fund, Inc.

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.